Filed by KPP Shelfco Limited

Pursuant to Rule 425 under the Securities Act of
1933 and deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of 1934 Subject
Company: Kraton Performance Polymers, Inc.

Commission File No.: 001-34581

Email Subject: Kraton Announces Definitive Agreement to Combine with SBC Business of Taiwan-based LCY Chemical Corp.

January 28, 2014

Dear Kraton Colleagues:

This morning we announced our plan to combine Kraton with the Styrenic Block Copolymer Business of Taiwan-based LCY Chemical Corp. While specific details of the transaction are included in the attached news release that was issued this morning, I want to provide you with my thoughts about what the transaction means for the future of Kraton.

First and foremost, this combination is about continuing to position Kraton for the future. This combination will create a performance polymer industry leader with over $2 billion in annual revenue, significant scale, a cost-effective, worldwide manufacturing base and a diversified product portfolio offering that will benefit customers’ growth and innovation requirements on a truly global basis.

As you all know, we are known in our industry to be “the” innovator. I want to assure you that as we move forward, we plan to maintain both our commitment to innovation and our market reputation as the leading innovator. For the combined company, innovation will continue to be a key element in serving the changing needs of our customers, and it will remain a driver of growth for us in the years to come.

Our industry is a dynamic industry, and over the years Kraton’s strategic focus has continued to evolve to address market realities. China and greater Asia have continued to grow in economic prominence, and this growth has translated into tremendous opportunities for our industry. As a result, we have increased our investment in the region through expansion of our commercial and research capabilities in Shanghai, and more recently, through our planned HSBC capacity expansion and joint venture with Formosa.

To date, our success in Asia has been primarily based upon our innovation portfolio in high-end applications. At the same time, markets in Asia present the opportunity to expand sales of core product grades, but to participate more fully in the market for base grades we must significantly increase our market presence, and we must ensure that our cost base allows us to compete effectively with competitors who have lower-cost production assets in the region. Our combination with LCY’s SBC business effectively addresses these needs, as it will advance our continued expansion in Asia, particularly in China, and it will enhance our worldwide competitive position by improving the overall cost structure of our operations.

LCY’s SBC business, aided by its cost-effective process capabilities and strategic sourcing of raw materials in Asia, has demonstrated rates of volume growth that are over twice that of the overall SBC industry. And while LCY’s SBC sales are primarily USBC-based, their cost-effective structure has allowed them to generate attractive margins as they serve fast-growing markets in Asia. LCY’s market share and presence in Asia will complement Kraton’s geographic strength in the Americas and Europe, and the combined company’s revenue will be balanced geographically, with roughly one-third of combined revenue coming from Asia, up from 22% for Kraton today.

Additionally, the combination of Kraton and LCY’s SBC business will create a company with even greater financial and operational flexibility. The scale and financial strength of the combined company will serve as a solid foundation for ongoing investment in research & development and innovation projects, as well as other growth initiatives.

The combination also provides an opportunity to leverage improvements in operational efficiency through the formation of a truly global manufacturing footprint. We expect that through synergies in manufacturing operations, improvements in logistics and a focus on overhead we will be able to reduce combined operating expenses by $65 million a year by 2017. Realization of these operational efficiencies will lower our cost to serve, ultimately benefitting both our customers and Kraton.

Lastly, as outlined in the attached press release, I will continue to serve as your President and Chief Executive Officer of the combined company, leading a global management team with headquarters located in Houston, and Dan Smith, who serves as Chairman of the Board of Directors of Kraton, will become Chairman of the combined company’s Board for a period of two years post-close, after which, the LCY designees on the combined company Board will select the Chairman for a period of two years. Thereafter, the Chairman will be selected by the full Board. The new combined company will be established as a public limited company under the laws of England to enhance the financial flexibility of the global enterprise. Shares of the combined company will continue to trade on the New York Stock Exchange, and we will continue to report our financial results on a dollar-denominated basis under rules of the U.S. Securities and Exchange Commission.

We currently anticipate that the transaction could close as early as the fourth quarter of 2014. However, the transaction is subject to approval of Kraton and LCY shareholders as well as regulatory approval in a number of jurisdictions in which Kraton and LCY operate, therefore the timeframe for closing is subject to change. Until the transaction closes, Kraton will continue to operate as an independent and standalone business, and LCY should continue to be considered a competitor of Kraton.

In addition, and with the exception of designated members of the transaction team, you should have no direct interaction with the employees of LCY until after closing and you should continue to comply with our Anti-Trust Policy - no exceptions. As a reminder, a copy of our Anti-Trust Policy is available on the Kraton intranet. Please refer to your supervisor or our Legal department in the event that you have any questions about our Anti-trust Policy, or appropriate behavior during the course of this transaction.

As we go forward, it is important that we remain focused on performing our jobs and on our collective business and innovation objectives and most importantly, that we maintain 100% focus on safety and compliance.

We will be conducting three internal global calls today, at different times to accommodate regional time zones, to discuss the announcement in more detail and to provide you with an opportunity to ask questions about the combination of Kraton and LCY. Please do your utmost to participate in one of these calls at the time that is most convenient for you. Times and dial-in information for the calls is contained in the attached schedule.

Kevin M. Fogarty

* * *

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy securities of Kraton or THE COMBINED COMPANY. Kraton will file a proxy statement/prospectus (and related registration statement) and other documents with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS AND THE REGISTRATION STATEMENT (INCLUDING ANY AMENDMENT OR SUPPLEMENTS THERETO) WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING KRATON, LCY AND THE COMBINATION. A DEFINITIVE PROXY statement/prospectus will be sent to the security holders of Kraton seeking their approval of the combination. Investors and security holders may obtain a free copy of the proxy statement/prospectus AND THE REGISTRATION STATEMENT (when available) and other documents filed by Kraton with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus AND THE REGISTRATION STATEMENT and other such documents (relating to Kraton) may also be obtained for free from Kraton by accessing Kraton’s website at WWW.KRATON.COM

Participants in the Solicitation

Kraton, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from Kraton’s stockholders in connection with the combination. Information regarding such persons and a description of their interest in the combination will be contained in the proxy statement/prospectus when it is filed. Information concerning beneficial ownership of Kraton common stock by its directors and certain executive officers is included in its proxy statement dated April 15, 2013 and subsequent statements of changes in beneficial ownership on file with the SEC.

Forward Looking Statements

This communication includes forward-looking statements in the nature of expectations and beliefs, including with respect to the success of the combination, anticipated synergies and future events and financial performance, all of which are subject to risks and uncertainties more fully described in the attached press release and our filings with the SEC.